Exhibit 99.1

Joint Filer Information

Each of the following joint filers has designated Crestview Partners II GP, L.P. as the “Designated Filer” for purposes of the attached Form 3:

1.	Crestview Partners II GP, L.P. c/o Crestview Partners 667 Madison Avenue, 10th Floor New York, NY 10065
2.	Crestview Victory, L.P. c/o Crestview Partners 667 Madison Avenue, 10th Floor New York, NY 10065
3.	Crestview Advisors, L.L.C. c/o Crestview Partners 667 Madison Avenue, 10th Floor New York, NY 10065
4.	Alex Binderow c/o Crestview Advisors, L.L.C. 667 Madison Avenue, 10th Floor New York, NY 10065
5.	Richard M. DeMartini c/o Crestview Advisors, L.L.C. 667 Madison Avenue, 10th Floor New York, NY 10065
6.	Robert J. Hurst c/o Crestview Advisors, L.L.C. 667 Madison Avenue, 10th Floor New York, NY 10065

Date of Event Requiring Statement: February 7, 2018

Issuer Name and Ticker or Trading Symbol: Victory Capital Holdings, Inc. [VCTR]

CRESTVIEW PARTNERS II GP, L.P.

By: Crestview, L.L.C., its general partner

By:	/s/ Ross A. Oliver
Name: Ross A. Oliver
Title: General Counsel

CRESTVIEW VICTORY, L.P.

By: Crestview Victory GP, LLC, its general partner

By:	/s/ Ross A. Oliver
Name: Ross A. Oliver
Title: General Counsel

CRESTVIEW ADVISORS, L.L.C.

By:	/s/ Ross A. Oliver
Name: Ross A. Oliver
Title: General Counsel

ALEX BINDEROW

By:	/s/ Ross A. Oliver, Attorney-in-Fact

RICHARD M. DEMARTINI

By:	/s/ Ross A. Oliver, Attorney-in-Fact

ROBERT J. HURST

By:	/s/ Ross A. Oliver, Attorney-in-Fact

Date: February 7, 2018